PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 25th day of May 2005, by and between the following:

     ALAN HOWARTH, GORDON JONES, GARY KIMMONS, AND SHEILA TESTA individuals, (hereinafter, the "Sellers"); and

     M POWER ENTERTAINMENT INC., a Delaware corporation (hereinafter "MPWE").


                       W I T N E S S E T H


     WHEREAS, subject to the terms and conditions of this Agreement, MPWE and Sellers desire for MPWE to purchase from Sellers, and for Sellers to sell to MPWE, all of the outstanding common stock of M POWER FUTURES INC., a Delaware corporation (the "MPF Stock" and "MPF Corp" respectively); and

     WHEREAS, the Board of Directors of MPWE deems it desirable and in the best interests of MPWE and its stockholders that MPWE purchase the MPF Corp Stock in consideration of issuance by MPWE to Sellers an aggregate of eighteen million five hundred thousand (18,500,000) shares of MPWE Common Stock (the "MPWE Shares"); and

     WHEREAS, Sellers deems it desirable and in the best interests of Sellers that Sellers sell the MPF Corp Stock to MPWE; and

     WHEREAS, MPWE and Sellers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, Sellers and the Board of Directors of MPWE have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                            SECTION 1

                           DEFINITIONS
                           -----------

     1.1 "Agreement", "MPF Corp", "MPF Corp Stock", "MPWE", "MPWE Shares", "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

     1.2 "Closing Date" shall mean 4:00 pm, local time, May 25, 2005, at Houston, Texas, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

     1.3  "1933 Act" shall mean the Securities Act of 1933, as amended.

     1.4 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.5 "SEC Documents" shall have the meaning defined in Section 3.5 hereof.

     1.6  "Confidential information" shall have the meaning defined in Section
11.1 hereof.


                            SECTION 2

        AGREEMENT FOR PURCHASE AND SALE OF MPF CORP STOCK
        --------------------------------------------------

     2.1  Substantive Terms of the Purchase and Sale of MPF Corp Stock.

     Sellers shall sell and deliver to MPWE one hundred percent (100%) of the issued and outstanding capital stock of MPF Corp in a form enabling MPWE, then and there, to become the record and beneficial owner of said common stock, consisting of seventy four million (74,000,000) shares, which represent all of the issued and outstanding capital stock of MPF Corp.

     2.2  Consideration Paid by MPWE.

          (a) MPWE shall deliver to Sellers the MPWE Shares, as follows: one million two hundred fifty thousand (1,250,000) shares in the name of Alan Howarth, three million two hundred fifty thousand (3,250,000) shares in the name of Gordon Jones, thirteen million (13,000,000) shares in the name of Gary Kimmons, and one million (1,000,000) shares in the name of Sheila Testa. The MPWE Shares shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the MPWE Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The MPWE Shares shall be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable.

          (b) It is the present intention of MPWE that, following the Closing Date, MPF Corp will operate as a wholly owned subsidiary ("MPF Corp-Sub") of MPWE.

                            SECTION 3

              REPRESENTATIONS AND WARRANTIES OF MPWE
             ---------------------------------------

     MPWE, in order to induce the Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers, as follows:

     3.1 Organization and Qualification. MPWE is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. MPWE is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of MPWE.

     3.2 Ownership of MPWE. MPWE is authorized to issue two classes of stock of up to 275,000,000 common shares, $0.001 par value per share, of which approximately 1,374,759 are currently issued and outstanding, and up to 10,000,000 preferred shares, $0.001 par value per share of which there are 1,232,276 shares outstanding.

     3.3 Authorization and Validity. MPWE has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of MPWE have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in
Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Sellers, this Agreement is a valid and binding agreement of MPWE.

     3.4 No Defaults. MPWE is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. MPWE is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of MPWE. MPWE is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of MPWE. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of MPWE and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5 SEC Documents; Financial Statements. As of the Closing, MPWE has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of MPWE included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of MPWE as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of MPWE to the Sellers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents has provided the Sellers with any material, non-public information.

     3.6 Absence of Certain Changes. Since the most recent filing by MPWE with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of MPWE. MPWE has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does MPWE have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3.7 Documents. The copies of all agreements and other instruments that have been delivered by MPWE to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.8 Disclosure. The representations and warranties made by MPWE herein and in any schedule, statement, certificate, or document furnished or to be furnished by MPWE to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS
            ------------------------------------------

     Sellers, in order to induce MPWE to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to MPWE as follows:

     4.1 Organization and Qualification. MPF Corp is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. MPF Corp is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of MPF Corp.

     4.2 Ownership of MPF Corp Stock. MPF Corp is authorized to issue one class of stock, of up to ninety million (90,000,000) shares of common stock, $
0.0001 par value per share. At the date hereof, of such authorized shares, seventy four million (74,000,000) shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by the Sellers, who has not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of MPF Corp. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of MPF Corp by or on behalf of MPF Corp.

     4.3 Authorization and Validity. The Sellers has the requisite power and are duly authorized to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of MPWE, this Agreement is a valid and binding agreement of Sellers.

     4.4   MPF Corp Financial Statements.

           (a) MPF Corp financial statements (as prepared by Sellers as the management of MPF Corp) for fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of MPF Corp, consistent with the past practices of MPF Corp (collectively, "MPF Corp Financial Statements").

           (b) MPF Corp Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

     4.5 Conduct and Transactions of MPF Corp. Since inception, MPF Corp has conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period MPF Corp did not:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in
Exhibit 4.5(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.6 Compensation Due Employees. As of the Closing Date, MPF Corp will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of MPF Corp that have been performed prior to the Closing Date, except as specified on
Exhibit 4.6 hereto. As of the Closing Date, MPF Corp will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on
Exhibit 4.6 hereto.

     4.7 Union Agreements and Employment Agreements. MPF Corp is not a party to any union agreement or any organized labor dispute. MPF Corp has no written or verbal employment agreements with any of its employees, except as listed in Exhibit 4.7 hereto.

     4.8 Contracts and Leases. Except as listed in Exhibit 4.8 hereto, MPF Corp is not a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, MPF Corp has paid or performed in all material respects all obligations required to be paid or performed by any of them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which any of them is a party.

     4.9 Insurance. All insurance against losses or damages or other risks which are in force for the benefit of any of MPF Corp are set forth in Exhibit
4.9 hereto.

     4.10  Liabilities.  MPF Corp has no liabilities, except as described in
Exhibit 4.10 hereto, which liabilities are also set forth in relevant detail on MPF Corp Financial Statements.

     4.11 Proprietary Rights. MPF Corp owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by MPF Corp does not, to the best knowledge of Sellers, infringe upon the trademarks or copyrights of any third party.

     4.12 Internal Controls.  Since inception,

          (a) There have been no transactions except in accordance with the general or specific authorization of management of MPF Corp;

          (b) MPF Corp has devised and maintained systems of internal accounting controls and procedures (the "Internal Controls") that were designed with the objective of providing reasonable assurance that (1) MPF Corp transactions were properly authorized; (2) MPF Corp assets were safeguarded against unauthorized or improper use; and (3) MPF Corp transactions were properly recorded and reported, all (i) to permit the preparation of MPF Corp financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

          (c) MPF Corp's chief executive officer has evaluated MPF Corp Internal Controls, which evaluation included a review of the controls' objectives and design and the controls' implementation by MPF Corp and its management. In the course of the Internal Controls' evaluation, MPF Corp management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process improvements, were being undertaken. The Internal Controls were also evaluated on an ongoing basis by other personnel in MPF Corp organization. Among other matters, MPF Corp has sought to determine whether there were any "significant deficiencies" or "material weaknesses" in the Internal Controls, or whether MPF Corp had identified any acts of fraud involving personnel who had a significant role in the Internal Controls. For purposes of this subsection, "significant deficiencies" means "reportable conditions" (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and "material weakness" means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in amounts that would be material in relation to MPF Corp Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions. MPF Corp has also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, MPF Corp considered what revision, improvement and/or correction to make in accord with its on-going procedures.

     4.13 Contracts and Agreements. MPF Corp is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.13 hereto.

     4.14 Minute Books. The minute books of MPF Corp contains true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for MPWE prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.15 Litigation. Except as set forth in Exhibit 4.15, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of MPF Corp) pending against or affecting MPF Corp at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of MPF Corp which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. MPF Corp is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.16 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of MPF Corp prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.16, as of the Closing Date, MPF Corp has not requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. MPF Corp tax returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.17 No Defaults. MPF Corp is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. MPF Corp is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of MPF Corp. MPF Corp is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of MPF Corp. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of MPF Corp and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     4.18 Documents. The copies of all agreements and other instruments that have been delivered by Sellers to MPWE are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.19 Disclosure. The representations and warranties made by Sellers herein and in any schedule, statement, certificate, or document furnished or to be furnished by MPF Corp and/or either of Sellers to MPWE pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                            SECTION 5

                   INVESTIGATION; PRESS RELEASE
                   ----------------------------

     5.1  Investigation.

          (a) MPWE acknowledges that it has made an investigation of MPF Corp to confirm, among other things, the assets, liabilities, and status of business of MPF Corp and the cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, MPWE will deliver to Sellers all documents, work papers, and other materials and all copies thereof obtained by MPWE, or on its behalf, from MPF Corp or Sellers, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from MPF Corp or Sellers hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to MPF Corp or Sellers except to the extent the same is publicly disclosed by MPF Corp or Sellers.

          (b) Sellers acknowledges that he has made an investigation of MPWE, which has included, among other things, the opportunity of discussions with executive officers of MPWE, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Sellers will deliver to MPWE all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from MPWE, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from MPWE hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to MPWE, except to the extent the same is publicly disclosed by MPWE.

          (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

      5.2 Press Release. MPWE and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.

                            SECTION 6

                            BROKERAGE
                            ----------

     6.1 Brokers and Finders. Except for Stanton, Walker & Company, neither MPWE nor Sellers, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Stanton, Walker & Company has been engaged by MPWE and MPWE is solely liable for any fee or commission earned by Stanton, Walker & Company. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING
               -----------------------------------

     7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) Sellers shall have executed and delivered documents to MPWE sufficient then and there to transfer record and beneficial ownership to MPWE of the MPF Corp Stock, consisting of an aggregate of seventy four million (74,000,000) shares of common stock of MPF Corp;

          (b) MPWE shall have delivered to Sellers the MPWE Shares in the names of Alan Howarth, Gordon Jones, Gary Kimmons and Sheila Testa_ as follows: an aggregate of 1,250,000 shares of MPWE Common Stock to Alan Howarth, an aggregate of 3,250,000 shares of MPWE Common Stock to Gordon Jones, an aggregate of 13,000,000 shares of MPWE Common Stock to Gary Kimmons and an aggregate of 1,000,000 shares of MPWE Common Stock to Sheila Testa.


                            SECTION 8

       CONDITIONS PRECEDENT TO MPWE'S OBLIGATIONS TO CLOSE
       ----------------------------------------------------

     The obligations of MPWE to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Sellers shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

     8.2 Financial Statements. Sellers shall deliver to MPWE financial statements for a period agreeable to MPWE.

     8.3 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for MPWE.


                            SECTION 9

      CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS TO CLOSE
      ------------------------------------------------------

     The obligation of Sellers to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of MPWE contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and MPWE shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied.



                            SECTION 10

                    JOINT CONDITIONS PRECEDENT
                    --------------------------

     The obligations of MPWE and Sellers to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1  Other Agreements.  All of the agreements contemplated by Section
7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.

     10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

                            SECTION 11

                         CONFIDENTIALITY
                         ---------------

     11.1 MPWE acknowledges that its principals have, and will, acquire information and materials from Sellers and/or MPF Corp and knowledge about the technology, business, products, strategies, customers, clients and suppliers of MPF Corp and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of MPF Corp (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). MPWE, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Sellers and/or MPF Corp to MPWE shall remain the property of the disclosing party.

     11.3 MPWE, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Sellers and/or MPF Corp using not less than reasonable care. MPWE, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Sellers unless or until the Confidential Information is:

           (a)  publicly available or otherwise in the public domain; or

           (b)  rightfully obtained by any third party without restriction; or

           (c) disclosed by Sellers and/or MPF Corp without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of MPWE under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Closing or one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


                            SECTION 12

                      TERMINATION AND WAIVER
                      ----------------------

     12.1 Termination. This Agreement may be terminated and abandoned on the Closing Date by:

           (a)  the mutual consent in writing of the parties hereto;

           (b) MPWE, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

           (c) Sellers, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.


                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.
           --------------------------------------------

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of MPWE or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by MPWE or Sellers in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                            SECTION 14

                          MISCELLANEOUS
                          -------------

     14.1 Time of the Essence. Time shall be of the essence of this Agreement.

     14.2 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     14.3 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Sellers nor MPWE shall be entitled to any damages, fees, costs, or other consideration.

     14.4 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     14.7 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.9 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of their own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.10 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.



                  [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

M POWER ENTERTAINMENT INC



    /s/ Gary Kimmons
By: _______________________________
     Gary Kimmons
     President & CEO



SELLERS

   /s/ Alan Howarth
___________________________________
     ALAN HOWARTH


   /s/ Gordon Jones
____________________________________
     GORDON JONES



   /s/ Gary Kimmons
____________________________________
     GARY KIMMONS



   /s/ Sheila Testa
____________________________________
     SHEILA TESTA